Exhibit 99.1

SuRo Capital Corp. Third Quarter 2025 Preliminary Investment Portfolio Update

Net Asset Value Anticipated to be $9.00 to $9.50 Per Share

Invests $5 Million in HYPE via HL Digital Assets, Inc.

Strong Portfolio Momentum Continues to be Driven by AI and AI Infrastructure Investments

NEW YORK, NY, October 8, 2025 (GLOBE NEWSWIRE) – SuRo Capital Corp. (“SuRo Capital”, the “Company”, “we”, “us”, and “our”) (Nasdaq: SSSS) today provided the following preliminary update on its investment portfolio for the third quarter ended September 30, 2025.

“As previously highlighted, our record second quarter growth was driven by widespread recognition of the value generated by AI and AI Infrastructure companies. This momentum has continued into the third quarter,” said Mark Klein, Chairman and Chief Executive Officer of SuRo Capital.

Mr. Klein further emphasized, “Earlier this month, OpenAI reportedly concluded a secondary share sale, valuing the company at $500 billion and solidifying its position as the most valuable private company in the world. As this transaction was reported subsequent to quarter-end, we have maintained our investment in OpenAI Global, LLC (“OpenAI”) through ARK Type One Deep Ventures Fund LLC at the previously confirmed $300 billion post-money valuation.”

Mr. Klein continued, “As is our customary practice, we remain committed to identifying and investing in the next generation of category-defining companies. In September, we invested $5 million into HL Digital Assets, Inc., a company investing in HYPE, the digital token of Hyperliquid. Hyperliquid is a decentralized cryptocurrency exchange designed to enable fast, transparent, and secure digital asset trading.”

“In alignment with our primary objective of enhancing shareholder value, at the beginning of the third quarter our Board of Directors declared an initial cash dividend of $0.25 per share. As of September 30th, we have monetized less than 20% of our initial investment in CW Opportunity 2, LP, which is directly invested in the publicly traded shares of CoreWeave. Subject to Board approval, we anticipate announcing another distribution by year-end from future monetizations of this position and ongoing portfolio realizations,” Mr. Klein concluded.

As previously reported, SuRo Capital’s net assets totaled approximately $219.4 million, or $9.18 per share ($8.93 per share on a dividend-adjusted basis), at June 30, 2025, and approximately $157.4 million, or $6.73 per share at September 30, 2024. As of September 30, 2025, SuRo Capital’s net asset value is estimated to be between $9.00 and $9.50 per share.

Investment Portfolio Update

As of September 30, 2025, SuRo Capital held positions in 37 portfolio companies – 33 privately held and 4 publicly held, some of which may be subject to certain restrictions and/or lock-up provisions.

During the three months ended September 30, 2025, SuRo Capital made the following investments:

Portfolio Company	Investment	Transaction Date	Amount(1)
Supplying Demand, Inc. (d/b/a Liquid Death) (2)	Convertible Note	7/29/2025	$0.3 million
HL Digital Assets Inc.(3)	Preferred Shares	9/18/2025	$5.0 million

(1)	Amount invested does not include capitalized costs or prepaid expenses, if applicable.
(2)	Represents a follow-on investment.
(3)	HL Digital Assets Inc.’s primary purpose is to invest and manage its investment in HYPE, the digital token of Hyperliquid.

During the three months ended September 30, 2025, SuRo Capital sold or received proceeds from the following investments:

Portfolio Company	Transaction Date	Quantity	Average Net Share Price(1)	Net Proceeds	Realized Gain
CW Opportunity 2 LP(2)	Various	--	--	$7.2 million	$3.7 million
GrabAGun Digital Holdings Inc. – Public Warrants(3)	Various	395,512	$1.67	$0.7 million	$0.5 million

(1)	The average net share price is the net share price realized after deducting all commissions and fees on the sale(s), if applicable.
(2)	The distributions noted here represent approximately 16.6% of the initial investment in CW Opportunity 2, LP. SuRo Capital retains approximately 83.4% of its investment in CW Opportunity 2, LP as of September 30, 2025. The realized gain noted above includes a discount related to estimated fees.
(3)	As of September 30, 2025, SuRo Capital held 1,204,488 remaining GrabAGun Digital Holdings Inc. public warrants.

SuRo Capital’s liquid assets were approximately $58.3 million as of September 30, 2025, consisting of cash and securities of publicly traded portfolio companies not subject to certain restrictions at quarter-end.

As of September 30, 2025, there were 25,119,091 shares of the Company’s common stock outstanding.

At-The-Market Offering

During the quarter ended September 30, 2025, SuRo Capital sold 1,230,984 shares under its at-the-market offering (the “ATM Offering”) for gross aggregate proceeds of approximately $10.8 million. The Company did not sell any shares of its common stock under the ATM Offering beginning September 22, 2025 to date. The remaining aggregate dollar value of shares that may yet be sold by SuRo Capital under the ATM Offering is approximately $88.0 million.

Recent Dividend Declarations and Certain Information Regarding the Dividends

On July 3, 2025, SuRo Capital’s Board of Directors declared a dividend of $0.25 per share paid on July 31, 2025 to the Company’s common stockholders of record as of the close of business on July 21, 2025. The dividend was paid in cash.

The date of declaration and amount of any distributions, including any future distributions, are subject to the sole discretion of SuRo Capital’s Board of Directors.

The aggregate amount of distributions declared and paid by SuRo Capital will be fully taxable to stockholders. The tax character of SuRo Capital’s distributions cannot be finally determined until the close of SuRo Capital’s taxable year (December 31). SuRo Capital will report the actual tax characteristics of each year’s distributions annually to stockholders and the IRS on Form 1099-DIV subsequent to year-end.

Registered stockholders with questions regarding declared dividends may call Equiniti Trust Company, LLC at 800-937-5449.

Preliminary Estimates and Guidance

The preliminary financial estimates provided herein are unaudited and have been prepared by, and are the responsibility of, the management of SuRo Capital. Neither our independent registered public accounting firm, nor any other independent accountants, have audited, reviewed, compiled, or performed any procedures with respect to the preliminary financial data included herein. Actual results may differ materially.

The Company expects to announce its third quarter ended September 30, 2025 results in November 2025.

Forward-Looking Statements

Statements included herein, including statements regarding SuRo Capital’s beliefs, expectations, intentions, or strategies for the future, may constitute “forward-looking statements”. SuRo Capital cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements. All forward-looking statements involve a number of risks and uncertainties, including the impact of any market volatility that may be detrimental to our business, our portfolio companies, our industry, and the global economy, that could cause actual results to differ materially from the plans, intentions, and expectations reflected in or suggested by the forward-looking statements. Risk factors, cautionary statements, and other conditions which could cause SuRo Capital’s actual results to differ from management’s current expectations are contained in SuRo Capital’s filings with the Securities and Exchange Commission. SuRo Capital undertakes no obligation to update any forward-looking statement to reflect events or circumstances that may arise after the date of this press release.

About SuRo Capital Corp.

SuRo Capital Corp. (Nasdaq: SSSS) is a publicly traded investment fund that seeks to invest in high-growth, venture-backed private companies. The fund seeks to create a portfolio of high-growth emerging private companies via a repeatable and disciplined investment approach, as well as to provide investors with access to such companies through its publicly traded common stock. Since inception, SuRo Capital has served as the public’s gateway to venture capital, offering unique access to some of the world’s most innovative and sought-after private companies before they become publicly traded. SuRo Capital’s diverse portfolio encompasses high-growth sectors including AI infrastructure, emerging consumer brands, and cutting-edge software solutions for both consumer and enterprise markets, among others. SuRo Capital is headquartered in New York, NY and has an office in San Francisco, CA. Connect with the company on X, LinkedIn, and at www.surocap.com.

Contact

SuRo Capital Corp.

(212) 931-6331

IR@surocap.com

Media Contact

Deborah Kostroun

Zito Partners

SuRoCapitalPR@zitopartners.com